Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Charles & Colvard, Ltd. (the “Company”) on Form 10-Q for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James R. Braun, Vice President of Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James R. Braun
James R. Braun
Vice President of Finance and Chief Financial Officer
November 9, 2004

A signed original of this written statement required by Section 906 has been provided to Charles & Colvard, Ltd. and will be retained by Charles & Colvard, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.